SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHNGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2002

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

The Company has been advised that on September 16 and 17, 2002, Zan Guerry, Chairman and Chief Executive Officer, Charles M. Stafford, Vice President-Sales, and Louis H. Barnett, a member of the Company’s Board of Directors, sold a total of 41,195 shares of common stock of the Company in separate open market transactions for personal financial reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2002	CHATTEM, INC. By: /s/ A. ALEXANDER TAYLOR II A. Alexander Taylor II President and Chief Operating Officer